EXHIBIT 99.2

November 29, 2010
Eagle Rock Energy Announces Restructuring of Majority of 2011 Natural Gas Liquids Hedge Portfolio into Direct Product Hedges
HOUSTON - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ: EROC) today announced it has terminated certain of its crude oil proxy hedges related to the expected natural gas liquids production from its Midstream business in 2011 and replaced them with direct natural gas liquids product hedges. As a result, Eagle Rock's expected 2011 natural gas liquids production (propane and heavier) from its Midstream business is 87% hedged, and 95% of these hedges are direct product hedges. Recent strength in the natural gas liquids futures market enabled the Partnership to enter into direct product hedges covering a significant percentage of its expected 2011 midstream natural gas liquids volumes (excluding ethane) while securing aggregate fixed price levels above those expected through proxy hedges.
Eagle Rock defines the hedge of one commodity with a closely-correlated commodity as a “proxy hedge.” The Partnership enters into crude oil derivatives as proxy hedges for natural gas liquids in order to avoid the substantial discount in the forward curve for direct commodity products that usually exists because of a lack of liquidity in those markets. This liquidity discount is typically smallest for hedges covering near-term periods and increases for hedges covering periods further in the future.
“The recent hedge transactions reflect our commitment to prudently reduce our commodity price risk,” said Jeff Wood, Senior Vice President and Chief Financial Officer. “The move into direct product hedges provides greater stability to our cash flows and greater certainty to our stated distribution objectives throughout 2011.”
Details of the recent hedging transactions are included in the updated Commodity Hedging Overview presentation Eagle Rock posted today to its website. The latest presentation can be accessed by going to www.eaglerockenergy.com; select Investor Relations; then select Presentations.
About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties. Its corporate office is located in Houston, Texas.
This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include risks related to volatility of commodity prices; market demand for natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the Partnership's ability to retain key customers; the Partnership's ability to continue to obtain new sources of natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 2009, and the Partnership's Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.
Contacts:
Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer
Adam Altsuler, 281-408-1350
Senior Financial Analyst